                                                                    EXHIBIT 23.8

                                          UBS Securities LLC

UBS LOGO

                                          June 4, 1998

Board of Directors
Complete Business Solutions, Inc.
32605 W. Twelve Mile Road, Suite 250
Farmington Hills, MI 48334

CONSENT OF UBS SECURITIES LLC

     We hereby consent to the inclusion of our opinion letter dated April 8, 1998 to the Board of Directors of Complete Business Solutions, Inc. as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of CBSI Acquisition Corp. III, a wholly-owned subsidiary of Complete Business Solutions, Inc. with and into Claremont Technology Group, Inc. and to the references to such opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          UBS Securities LLC

                                          By: TOR BRAHAM, MANAGING DIRECTOR